Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-192519 and 333-195662 on Form S-3 and Registration Statement No. 333-185612 on Form S-8 of Par Petroleum Corporation (the “Company”) of our report dated December 20, 2013 (July 21, 2014 as to Note 16), relating to the consolidated financial statements of Koko’oha Investments, Inc. and subsidiaries as of and for the year ended September 30, 2013, included as Exhibit 99.1 to this Current Report on Form 8-K of the Company.

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii

July 21, 2014